As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	39-0126090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5075 Westheimer, Suite 890
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)
Allis-Chalmers Energy Inc.
Second Amended and Restated 2006 Incentive Plan
(Full title of the plan)
Victor M. Perez, Chief Financial Officer
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
(Name and address of agent for service)
(713) 369-0550
(Telephone number, including area code, of agent for service)

Copies to:
Robert V. Jewell
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price	aggregate offering	registration
Title of securities to be registered	registered	per share	price	fee
Common Stock, par value $0.01 per share	7,000,000 shares (1)	$3.55	$24,850,000	$1,386.63 (2)

(1)	Represents an increase in the shares reserved for issuance under the Allis-Chalmers Energy Inc. Second Amended and Restated 2006 Incentive Plan (the “Plan”) from 1,500,000 shares of common stock to 8,500,000 shares of common stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional number of shares of common stock that become available under the Plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price of the shares of common stock and registration fee are calculated in accordance with these rules based on the average of the high and low prices of the shares on November 10, 2009 as reported on the New York Stock Exchange.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1
EX-23.1

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,000,000 shares of the Registrant’s common stock that may be issued pursuant to the Registrant’s Second Amended and Restated 2006 Incentive Plan (the “Plan”) pursuant to the Registration Statement on Form S-8, File No. 333-139957, filed with the Securities and Exchange Commission, or the SEC, on January 12, 2007 (the “Prior Registration Statement”).
     This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     We incorporate by reference in this Registration Statement the following documents and information previously filed with the SEC, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed. Unless the context requires otherwise, references in this Registration Statement to “Allis-Chalmers,” “the registrant,” “we,” “us,” or “our” refer to Allis-Chalmers Energy Inc. and its direct and indirect subsidiaries on a consolidated basis.
(1)	Our annual report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 9, 2009, as amended by Amendment No. 1 to such report, as filed with the SEC on April 30, 2009.

(2)	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 8, 2009.

(3)	Our quarterly report on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 6, 2009.

(4)	Our quarterly report on Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC on November 5, 2009.

(5)	Our current reports on Form 8-K, as filed with the SEC on January 5, 2009, January 7, 2009, March 13, 2009, April 9, 2009, May 27, 2009, June 2, 2009, July 1, 2009, August 11, 2009, September 2, 2009, October 16, 2009 and November 12, 2009.

(6)	The description of our common stock, par value $0.01 per share, set forth in our Registration Statement on Form 8-A, as filed with the SEC on March 16, 2007, and any amendment or report subsequently filed by us for the purpose of updating such description.
     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 and Item 7.01 in any current report on Form 8-K), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.
     Allis-Chalmers Energy Inc. (“Allis-Chalmers”) is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Allis-Chalmers’ Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its by-laws provide for the indemnification by Allis-Chalmers of each director, officer and employee of Allis-Chalmers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended.
     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Allis-Chalmers’ Certificate of Incorporation provides that a director of Allis-Chalmers’ shall not be liable to Allis-Chalmers or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of the Delaware General Corporation Law; and transactions from which the director derived an improper personal benefit.
     Allis-Chalmers has obtained officers’ and directors’ liability insurance to insure against liabilities that its officers and directors, in such capacities, may incur.
Item 8. Exhibits.
     The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2009.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Theodore F. Pound
Theodore F. Pound
General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Munawar H. Hidayatallah, Victor M. Perez and Theodore F. Pound III, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Munawar H. Hidayatallah Munawar H. Hidayatallah	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 12, 2009

/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal Financial Officer)	November 12, 2009

/s/ Bruce Sauers Bruce Sauers	Chief Accounting Officer (Principal Accounting Officer)	November 12, 2009

/s/ Saad Bargach Saad Bargach	Director	November 12, 2009

/s/ Alejandro P. Bulgheroni Alejandro P. Bulgheroni	Director	November 12, 2009

/s/ Giovanni Dell’ Orto Giovanni Dell’ Orto	Director	November 12, 2009

/s/ Victor F. Germack Victor F. Germack	Director	November 12, 2009

/s/ James M. Hennessy James M. Hennessy	Director	November 12, 2009

/s/ Robert E. Nederlander Robert E. Nederlander	Director	November 12, 2009

/s/ John T. Reynolds John T. Reynolds	Director	November 12, 2009

/s/ Zane Tankel Zane Tankel	Director	November 12, 2009

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 3, 2008).

4.3
Certificate of Designations, Preferences and Rights of the Series A 10% Cumulative Convertible Preferred Stock ($.01 Par Value) of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 21, 2002).

4.4	Certificate of Designations of 7% Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 1, 2009).

4.5
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on June 9, 2004 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.6
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 2005 (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on January 11, 2005).

4.7
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2005 (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on August 17, 2005).

4.8	Specimen Stock Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.9
Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.10
Registration Rights Agreement dated as of January 29, 2007 by and among the Registrant, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).

4.11
Registration Rights Agreement dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).

4.12
Registration Rights Agreement dated as of August 14, 2006 by and among the Registrant, the guarantors listed on Schedule A thereto and RBC Capital Markets Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on August 14, 2006).

4.13
Registration Rights Agreement dated June 26, 2009 between the Registrant and Lime Rock Partners V, L.P. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on July 1, 2009).

4.14
Indenture dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).

Exhibit
Number	Description
4.15
First Supplemental Indenture dated as of August 11, 2006 by and among Allis-Chalmers GP, LLC, Allis-Chalmers LP, LLC, Allis-Chalmers Management, LP, Rogers Oil Tool Services, Inc., the Registrant, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, N.A (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on August 14, 2006).

4.16
Second Supplemental Indenture dated as of January 23, 2007 by and among Petro-Rentals, Incorporated, the Registrant, the other Guarantor parties thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2007).

4.17
Indenture dated as of January 29, 2007 by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).

4.18	Form of 9.0% Senior Note due 2014 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).

4.19	Form of 8.5% Senior Note due 2017 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).

4.20
Investment Agreement dated May 20, 2009 between the Registrant and Lime Rock Partners V, L.P. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2009).

4.21
First Amendment to Investment Agreement dated June 25, 2009 between the Registrant and Lime Rock Partners V, L.P. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 1, 2009).

4.22
Second Amendment to Investment Agreement dated September 1, 2009 between the Registrant and Lime Rock Partners V, L.P. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 2, 2009).

4.23†	Second Amended and Restated 2006 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 12, 2009).

5.1*	Opinion of Andrews Kurth LLP with respect to legality of the securities.

23.1*	Consent of UHY LLP.

23.2*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this registration statement).

†	Compensation plan or arrangement.

*	Filed herewith.